Exhibit 10.10




                           MASTER REPURCHASE AGREEMENT




                      CDC MORTGAGE CAPITAL, INC., as buyer
                                   ("Buyer"),
                                     -----




                  SIB MORTGAGE CORP., as seller ("Seller"), and
                                                  ------




                          SI BANK & TRUST ("Guarantor")
                                            ---------








                             Dated February 12, 2002




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                                TABLE OF CONTENTS

                                                                   Page
                                                                   ----

1.  Applicability....................................................1

2.  Definitions......................................................1

3.  Program; Initiation of Transactions.............................16

4.  Repurchase......................................................18

5.  Price Differential..............................................18

6.  Margin Maintenance..............................................19

7.  Income Payments.................................................20

8.  Security Interest...............................................21

9.  Payment and Transfer............................................21

10. Conditions Precedent............................................22

11. Program; Costs..................................................24

12. Servicing.......................................................25

13. Representations and Warranties..................................26

14. Covenants.......................................................32

15. Events of Default...............................................36

16. Remedies Upon Default...........................................39

17. Reports.........................................................41

18. Repurchase Transactions.........................................43

19. Single Agreement................................................43

20. Notices and Other Communications................................44

21. Entire Agreement; Severability..................................45

22. Non-assignability...............................................45



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23. Set-off.........................................................46

24. Binding Effect; Governing Law; Jurisdiction.....................46

25. No Waivers, etc.................................................47

26. Intent..........................................................47

27. Disclosure Relating to Certain Federal Protections..............47

28. Power of Attorney...............................................48

29. Buyer May Act Through Affiliates................................48

30. Indemnification; Obligations....................................48

31. Counterparts....................................................49

32. Confidentiality.................................................49

33. Recording of Communications.....................................49

34. Non-Utilization Fee.............................................50

35. Periodic Due Diligence Review...................................50


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SCHEDULES

Schedule 1 - Representations and Warranties with Respect to Purchased Mortgage
             Loans

Schedule 13(a)(11) - Litigation

Schedule 13(a)(16) - Seller Trade Names

ANNEXES

Annex I - Non-Utilization Fee Formula

EXHIBITS

Exhibit A - Form of Transaction Request

Exhibit B - RESERVED

Exhibit C - Form of Mortgage Loan Schedule and Exception Report

Exhibit D - Form of Officer's Compliance Certificate

Exhibit E - Form of Guaranty

Exhibit F - Form of Opinion of Seller's and Guarantor's counsel

Exhibit G - Underwriting Guidelines

Exhibit H - Authorized Signatories of Seller and Guarantor

Exhibit I - Corporate Resolutions of Seller and Guarantor

Exhibit J - Seller's and Guarantor's Tax Identification Number

Exhibit K - Existing Indebtedness

Exhibit L -RESERVED

Exhibit M - Form of Servicer Notice

Exhibit N - UCC Filing Jurisdictions

Exhibit O - Form of Request for Additional Transactions for Excess Margin


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         1. Applicability

                        From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Mortgage Loans (as hereinafter defined) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.

         2. Definitions

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Acceptable State" means any state acceptable pursuant to Seller's Underwriting Guidelines.

         "Accepted Servicing Practices" means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

         "Act of Insolvency" means, with respect to any Person or its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

         "Adjusted Tangible Net Worth" means, Net Worth plus 1% of the outstanding servicing portfolio balance of such Person plus Subordinated Debt, minus intangible assets such as capitalized servicing rights, goodwill and trademarks, minus notes receivable from shareholders or Affiliates.

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         "Affiliate" means, with respect to any Person, any "affiliate" of such
Person, as such term is defined in the United States Bankruptcy Code of 1978, as amended from time to time.

         "Agency" means Freddie Mac, Fannie Mae or GNMA, as applicable.

         "Agreement" means this Master Repurchase Agreement, as it may be amended, supplemented or otherwise modified from time to time.

         "Alt A Mortgage Loan" means a Mortgage Loan with a FICO score of at least 620 originated in accordance with the criteria established by Buyer for Alt-A Mortgage Loans in accordance with the Underwriting Guidelines.

         "Appraised Value" means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

         "Appropriate Federal Banking Agency" has the meaning ascribed to it by
Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

         "Asset Tape" means a remittance report delivered on a monthly basis or as otherwise requested by Buyer pursuant to Section 17d hereof containing servicing information, including, without limitation, those fields reasonably requested by Buyer from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Purchased Mortgage Loans serviced by Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date.

         "Asset Value" means as of any date of determination with respect to each Purchased Mortgage Loan,

         (i) the lesser of (A) the outstanding principal amount thereof as set forth on the related Mortgage Loan Schedule and Exception Report and (B) (1) the Market Value of such Purchased Mortgage Loan as of such date multiplied by (2) the applicable Purchase Price Percentage, or

         (ii) during the existence of a Double Leverage Event, (A) the applicable Purchase Price Percentage multiplied by (B) the lesser of (1) the outstanding principal amount thereof as set forth on the related Mortgage Loan Schedule and Exception Report or (2) the Market Value of such Purchased Mortgage Loan as of such date.

                        Without limiting the generality of the foregoing, Seller acknowledges that the Asset Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

               (i) if a breach of a representation, warranty or covenant made by Seller in this Agreement with respect to such Purchased Mortgage Loan has occurred and is continuing;

               (ii) if such Purchased Mortgage Loan is a Non-Performing Mortgage Loan;


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               (iii) if such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of ten (10) calendar days;

               (iv) if such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of 45 calendar days;

               (v) if such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than 60 days;

               (vi) if when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Second Lien Mortgage Loans that are Purchased Mortgage Loans exceeds $12,500,000;

               (vii) if such Purchased Mortgage Loan is a Second Lien Mortgage Loan which fails to satisfy the Underwriting Guidelines for Prime or Alt A credit quality Mortgage Loans; or

               (viii) if such Purchased Mortgage Loan is an Alt A Mortgage Loan with a FICO score of less than 620.

         "Assignment of Mortgage" means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to Buyer.

         "Bailee Letter" has the meaning assigned to such term in the Custodial Agreement.

         "Bankruptcy Code" means the United States Bankruptcy Code of 1978, as amended from time to time.

         "Business Day" means any day other than (A) a Saturday or Sunday and
(B) a public or bank holiday in New York City.

         "Buyer" means CDC Mortgage Capital, Inc., and any successor hereunder.


         "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Change in Control" means:

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               (A) any transaction or event as a result of which the Guarantor ceases to own, beneficially or of record, 100% of the issued and outstanding shares of voting stock of Seller;

         (B) any transaction or event as a result of which Holdings ceases to own, beneficially or of record, 100% of thIe issued and outstanding shares of voting stock of the Guarantor;

               (C) the sale, transfer, or other disposition of all or substantially all of Seller's or Guarantor's assets (excluding any such action taken in connection with any securitization transaction); or

               (D) the consummation of a merger or consolidation of Seller or Guarantor with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not stockholders of Seller or Guarantor, as the case may be, immediately prior to such merger, consolidation or other reorganization.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Account" means one or more accounts established by the Servicer, into which all collections and proceeds on or in respect of the Mortgage Loans shall be deposited by Servicer.

         "Committed Mortgage Loan" means a Mortgage Loan which is the subject of a Take-out Commitment with a Take-out Investor.

         "Confirmation" has the meaning set forth in Section 3(c).

         "Conforming Mortgage Loan" means a Mortgage Loan originated in accordance with the criteria of an Agency for purchase of Mortgage Loans, including, without limitation, conventional Mortgage Loans, FHA Loans and VA Loans, as determined by Buyer in its sole discretion.

         "Custodial Agreement" means the custodial agreement dated as of the date hereof, among Seller, Buyer and Custodian as the same may be amended from time to time.

         "Custodian" means LaSalle Bank, National Association or such other party specified by Buyer and agreed to by Seller, which approval shall not be unreasonably withheld.

         "Default" means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

         "Dollars" and "$" means dollars in lawful currency of the United States of America.

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         "Double Leverage Event" means, as of any date of determination, when the sum of Holdings', determined on a non-consolidated basis, (i) aggregate "equity investments in Subsidiaries" (as determined under GAAP) plus (ii) goodwill (as determined under GAAP) is in excess of 100% of Holdings' Net Worth.

         "Due Date" means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         "Effective Date" means the date upon which the conditions precedent set forth in Section 10 shall have been satisfied.

         "Electronic Tracking Agreement" means an Electronic Tracking Agreement among Buyer, Seller, MERS and MERSCORP, Inc., to the extent applicable.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

         "Escrow Payments" means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         "Event of Default" has the meaning specified in Section 15 hereof.

                        "Event of Termination" means with respect to Seller or Guarantor (i) with respect to any Plan, a reportable event, as defined in
Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified with 30 days of the occurrence of such event, or (ii) the withdrawal of Seller, Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Seller, Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller, Guarantor or any ERISA Affiliate thereof to terminate any plan, or (v) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Seller, Guarantor or any ERISA Affiliate thereof fails to timely provide security to the Plan in accordance with the provisions of said sections, or (vi) the institution by the PBGC of proceedings under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Seller, Guarantor or any ERISA

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Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller, Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan.

                        "Exception Mortgage Loan" means any Mortgage Loan which is otherwise ineligible for purchase hereunder, or which otherwise becomes ineligible for purchase hereunder and which is approved by Buyer in its sole discretion. The Pricing Rate, Market Value, Purchase Price and Asset Value with respect to Exception Mortgage Loans shall be set in the sole discretion of Buyer. Buyer may at any time, and in its sole discretion, no longer consider a Mortgage Loan an Exception Mortgage Loan, in which case such Mortgage Loan shall have a Market Value of zero.

         "Excess Margin" has the meaning specified in Section 6(c).

         "Existing Indebtedness" has the meaning specified in Section 13(a)(22) hereof.

         "Fannie Mae" means Fannie Mae, the government sponsored enterprise formerly known as the Federal National Mortgage Association.

         "FHA" means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

         "FHA Approved Mortgagee" means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

         "FHA Loan" means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

         "FHA Mortgage Insurance" means, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

         "FHA Mortgage Insurance Contract" means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

         "FHA Regulations" means the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

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         "Foreclosed Loan" means a Mortgage Loan, the property securing which has been foreclosed upon by Seller.

         "Freddie Mac" means the Federal Home Loan Mortgage Corporation.


         "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

         "GNMA" means the Government National Mortgage Association and any successor thereto.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller, Guarantor or Buyer, as applicable.

         "Gross Margin" means, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

         "Ground Lease" means the original executed instrument evidencing a leasehold estate with respect to a Mortgaged Property.

         "Guarantee" means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by Buyer. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

         "Guarantor" means SI Bank & Trust, in its capacity as guarantor under the Guaranty.

         "Guaranty" means the guaranty of SI Bank & Trust dated as of the date hereof, pursuant to which SI Bank & Trust fully and unconditionally guarantees the obligations of Seller hereunder.

         "High Cost Mortgage Loans" means any Mortgage Loans classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost," "threshold," or "predatory" loans under any other applicable state, federal or local law.

         "Holdings" means Staten Island Bancorp, Inc.

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         "Income" means with respect to any Purchased Mortgage Loan at any time until repurchased by the Seller, any principal received thereon or in respect thereof and all interest, dividends or other distributions thereon.

         "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

         "Index" means, with respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.

         "Insured Depository Institution" has the meaning assigned to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

         "Interest Rate Adjustment Date" means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

         "Interest Rate Protection Agreement" means, with respect to any or all of the Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or Take-out Commitment, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller and an Affiliate of Buyer or such other party acceptable to Buyer in its sole discretion, which agreement is acceptable to Buyer in its sole discretion.

         "Jumbo Mortgage Loans" means an A quality Mortgage Loan, as determined pursuant to the Underwriting Guidelines, which is not eligible for sale to an Agency.

         "LIBOR" means for each day, the rate of interest (calculated on a per annum basis) equal to the rate appearing at page 5 of the Telerate Screen as one-month LIBOR (or such other display as may replace page 5 of the Telerate Screen) on such date of determination, and if such rate shall not be so quoted,

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the rate per annum at which Buyer is offered Dollar deposits at or about 11:00
a.m., (New York City time), on such day, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its loans are then being conducted for delivery on such day for a one-month period, and in an amount comparable to the amount of the Purchase Price of Transactions to be outstanding on such day.

         "Lien" means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

         "Manufactured Home Mortgage Loan" has the meaning set forth in Schedule 1(h).

         "Margin Base" means, as of any date of determination, the aggregate Asset Value of all Purchased Mortgage Loans on such date.

         "Margin Call" has the meaning specified in Section 6(a) hereof.

         "Margin Deadline" has the meaning specified in Section 6(b) hereof.

         "Margin Deficit" has the meaning specified in Section 6(a) hereof.

         "Market Value" means, with respect to any Purchased Mortgage Loan as of any date of determination, the whole-loan servicing released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its sole discretion. Without limiting the generality of the foregoing, Seller acknowledges that in the event that a Purchased Mortgage Loan is not subject to a Take-out Commitment, Buyer may deem the Market Value for such Mortgage Loan to be no greater than par.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Seller and Guarantor, taken as a whole, or Holdings; (b) a material impairment of the ability of Seller or Guarantor to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against Seller or Guarantor.

         "Maximum Aggregate Purchase Price" means ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000).

         "MERS" means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         "MERS System" means the system of recording transfers of mortgages electronically maintained by MERS.

         "Monthly Payment" means the scheduled monthly payment of principal and interest on a Mortgage Loan.

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         "Moody's" means Moody's Investors Service, Inc. or any successors thereto.


         "Mortgage" means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto.

                        "Mortgage File" means, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in Exhibit F to the Custodial Agreement.


         "Mortgage Interest Rate" means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

         "Mortgage Interest Rate Cap" means, with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

         "Mortgage Loan" means any Exception Mortgage Loan, Alt A Mortgage Loan, Second Lien Mortgage Loan, Jumbo Mortgage Loan or Conforming Mortgage Loan which is a closed-end, fixed or floating-rate, first or second lien, one-to-four-family residential mortgage or home equity loan evidenced by a promissory note and secured by a mortgage, which satisfies the requirements set forth in the Underwriting Guidelines and Section 13(b) hereof; provided, however, that, except as expressly approved in writing by Buyer, Mortgage Loans shall not include any "high-LTV" loans (i.e., a mortgage loan having a loan-to-value ratio in excess of 100% or in excess of such lower percentage set forth in the Underwriting Guidelines or with respect to Second Lien Mortgage Loans, a combined loan-to value ratio, in excess of the lower of (i) the percentage specified in the Underwriting Guidelines or (ii) 100%), any High Cost Mortgage Loans or any Series 300 Mortgage Loans and; provided, further, that the origination date with respect to such Mortgage Loan is no earlier than thirty
(30) days prior to the related Purchase Date.

         "Mortgage Loan Schedule" means with respect to any Transaction as of any date, a mortgage loan schedule in the form of either (a) Exhibit C attached hereto or (b) a computer tape or other electronic medium generated by Seller or Guarantor, and delivered to Buyer and Custodian, which provides information (including, without limitation, the information set forth on Exhibit C attached hereto) relating to the Purchased Mortgage Loans in a format acceptable to Buyer.

         "Mortgage Loan Schedule and Exception Report" has the meaning assigned to such term in the Custodial Agreement.

         "Mortgage Note" means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         "Mortgaged Property" means the real property securing repayment of the debt evidenced by a Mortgage Note.

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         "Mortgagor" means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

         "Net Losses" means, for any period and any Person, the net loss of such Person for such period as determined in accordance with GAAP.

         "Net Worth" means, with respect to any Person, an amount equal to, on a consolidated basis, such Person's stockholders' equity (determined in accordance with GAAP).

         "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Non-Performing Mortgage Loan" means as of any Reporting Date, or any other date an Asset Tape is delivered pursuant to Section 14(d) hereof, (i) any Mortgage Loan for which any payment of principal or interest is one payment or more past due, (ii) any Mortgage Loan with respect to which the related mortgagor is in bankruptcy or (iii) any Mortgage Loan with respect to which the related mortgaged property is in foreclosure.

         "Notice Date" has the meaning given to it in Section 3(b) hereof.

         "Obligations" means (a) all of Seller's indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Buyer, its Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer in order to preserve any Purchased Mortgage Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller's indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Mortgage Loan, or of any exercise by Buyer of its rights under the Program Agreements, including, without limitation, attorneys' fees and disbursements and court costs; and (d) all of Seller's indemnity obligations to Buyer or Custodian or both pursuant to the Program Agreements.

         "PBCG" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means an employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Post Default Rate" means an annual rate of interest equal to the Pricing Rate plus 3%.

         "Price Differential" means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate for such Transaction and (B) the Purchase Price for such Transaction, calculated daily on the basis of a 360-day year for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date.

         "Price Differential Payment Date" means, with respect to a Purchased Mortgage Loan, the 5th day of the month following the related Purchase Date and each succeeding 5th day of the month thereafter; provided, that, with respect to such Purchased Mortgage Loan, the final Price Differential Payment Date shall be the related Repurchase Date; and provided, further, that if any such day is not a Business Day, the Price Differential Payment Date shall be the next succeeding Business Day.

         "Pricing Rate" means LIBOR plus:

         (a) 0.625% with respect to Transactions the subject of which are Conforming Mortgage Loans or Jumbo Mortgage Loans; (b) 0.75% with respect to Transactions the subject of which are Alt A Mortgage Loans; (c) 0.80% with respect to Transactions the subject of which are Second Lien Mortgage Loans; or
(d) the rate determined in the sole discretion of Buyer with respect to Transactions the subject of which are Exception Mortgage Loans.

         The Pricing Rate shall change in accordance with LIBOR, as provided in
Section 5(a) hereof.

         "Prime Mortgage Loan" means, any Conforming Mortgage Loan or Jumbo Mortgage Loan.

         "Principal" has the meaning given to it in Annex I.

         "Program Agreements" means, collectively, the Custodial Agreement, this Agreement, the Electronic Tracking Agreement, if entered into, the Guaranty and, with respect to each Exception Mortgage Loan, a Confirmation.

         "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Purchase Date" means the date on which Purchased Mortgage Loans are to be transferred by Seller to Buyer.

         "Purchase Price" means (1) on the Purchase Date,

         (i) the lesser of (A) the outstanding principal amount thereof as set forth on the related Mortgage Loan Schedule and Exception Report and (B) (1) the Market Value of such Purchased Mortgage Loan multiplied by (2) the applicable Purchase Price Percentage, or

         (ii) during the existence of a Double Leverage Event, (A) the applicable Purchase Price Percentage multiplied by (B) the lesser of (1) the outstanding principal amount thereof as set forth on the related Mortgage Loan Schedule and Exception Report or (2) the Market Value of such Purchased Mortgage Loan; and

         (2) thereafter, except where Buyer and Seller agree otherwise, the amount determined under the immediately preceding clauses (i) and (ii) decreased by the amount of any cash transferred by Seller to Buyer applied to reduce Seller's obligations under clause (ii) of Section 4(b) hereof.

         "Purchase Price Percentage" means:

         (x) with respect to each Mortgage Loan at any time in which a Double Leverage Event does not exist, the following percentage, as applicable:

               (a) 98% with respect to Purchased Mortgage Loans that are Alt A Mortgage Loans (other than Second Lien Mortgage Loans);

               (b) 98% with respect to Transactions the subject of which are Conforming Mortgage Loans or Jumbo Mortgage Loans (other than Second Lien Mortgage Loans); and

               (c) 95% with respect to Transactions the subject of which are Second Lien Mortgage Loans; and

         (y) with respect to each Mortgage Loan at any time in which a Double Leverage Event exists, 90%; and

         (z) with respect to Transactions the subject of which are Exception Mortgage Loans, a percentage to be determined by Buyer in its sole discretion.

         "Purchased Mortgage Loans" means the collective reference to Mortgage Loans together with the Repurchase Assets related to such Mortgage Loans transferred by Seller to Buyer in a Transaction hereunder, listed on the related Mortgage Loan Schedule attached to the related Transaction Request, which such Mortgage Loans the Custodian has been instructed to hold pursuant to the Custodial Agreement.

         "Qualified Insurer" means a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

         "Qualified Originator" means an originator of Mortgage Loans which is acceptable under the Underwriting Guidelines.

         "Records" means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity with respect to a Purchased Mortgage Loan. Records shall include the mortgage notes, any Mortgages, the Mortgage Files, the credit files related to the Purchased Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.

         "Reporting Date" means the 5th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

         "Repurchase Assets" has the meaning assigned thereto in Section 8 hereof.

         "Repurchase Date" means the earlier of (i) the Termination Date, (ii) the date set forth in the applicable Confirmation, (iii) the date determined by application of Section 16 hereof or (iv) the date identified to Buyer by Seller as the date that the related Mortgage Loan is to be sold pursuant to a Take-out Commitment; which date shall be specified as "open" unless otherwise requested by Seller and agreed to by Buyer; provided, that, in no event shall the Repurchase Date be in excess of 364 days after the Purchase Date; and provided, further, that Seller shall give the Buyer at least one Business Day's notice with respect to any intended repurchase where the Repurchase Date is specified as "open".

         "Repurchase Price" means the price at which Purchased Mortgage Loans are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the accrued but unpaid Price Differential as of the date of such determination.

         "Request for Additional Transactions for Excess Margin" has the meaning specified in Section 6(c)(1) hereof.

         "Request for Certification" means a notice sent to the Custodian reflecting the sale of one or more Purchased Mortgage Loans to Buyer hereunder.

         "Requirement of Law" means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" means, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

         "SEC" means the Securities and Exchange Commission, or any successor thereto.

         "Second Lien Mortgage Loan" means a second lien Mortgage Loan where the second lien on the related Mortgaged Property is contemplated and incurred simultaneously with the first lien on the related Mortgaged Property.

         "Seller" means SIB Mortgage Corp. or its permitted successors and assigns.


         "Series 300 Mortgage Loan" means any Mortgage Loan originated or underwritten by an Persons in the Seller's branch office in Brooklyn, New York, whether in the name of Universal Home, or otherwise.

         "Servicer" means Seller, any Affiliate of Seller or any other servicer approved by Buyer in its sole discretion.

         "Servicer Notice" means the notice acknowledged by the Servicer substantially in the form of Exhibit M hereto.

         "Servicing Agreement" means a servicing agreement, if any, among Servicer, Seller, and Buyer, as the same may be amended from time to time.

         "SIPA" means the Securities Investor Protection Act of 1970, as amended from time to time.

         "Subordinated Debt" means, Indebtedness of Seller which is (i) unsecured, (ii) no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Termination Date and (iii) the payment of the principal of and interest on such Indebtedness and other obligations of Seller in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the Transactions and all other obligations and liabilities of Seller to Buyer hereunder on terms and conditions approved in writing by Buyer and all other terms and conditions of which are satisfactory in form and substance to Buyer.

         "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Take-out Commitment" means a commitment of Seller to sell one or more Mortgage Loans to a Take-out Investor and the corresponding Take-out Investor's commitment back to Seller to effectuate any of the foregoing, as applicable. With respect to any Take-out Commitment with an Agency, the applicable agency documents list Buyer as sole subscriber.

         "Take-out Investor" means (i) an Agency or (ii) other institution which has made a Take-out Commitment and has been approved by Buyer.

         "Termination Date" means the earlier of (a) February 11, 2003, and (b) the date of the occurrence of an Event of Default.

         "Transaction" has the meaning set forth in Section 1 hereof.

         "Transaction Request" means a request from Seller to Buyer, in the form attached as Exhibit A hereto, to enter into a Transaction.

         "Trust Receipt and Certification" means, with respect to any Transaction as of any date, a receipt and certification in the form attached as an exhibit to the Custodial Agreement.

         "Underwriting Guidelines" means the standards, procedures and guidelines of Seller for underwriting and acquiring Mortgage Loans, which are set forth in the written policies and procedures of Seller, a copy of which is attached hereto as Exhibit G and such other guidelines as are identified and approved in writing by Buyer.

         "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

         "Universal Home" means Universal Home Mortgage Company.


         "VA" means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

         "VA Approved Lender" means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

         "VA Loan" means a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a VA Loan Guaranty Agreement, or a Mortgage Loan which is a vender loan sold by the VA.

         "VA Loan Guaranty Agreement" means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen's Readjustment Act, as amended.

         "Well Capitalized" means, with respect to any Insured Depository Institution, the maintenance by such Insured Depository Institution of capital ratios at or above the required minimum levels for such capital category under the regulations promulgated pursuant to Section 1831(o) ("Prompt Corrective Action") of the United States Code, as amended from time to time, by the Appropriate Federal Banking Agency for such institution, as such regulation may be amended from time to time.

         3. Program; Initiation of Transactions

         a. From time to time, in the sole discretion of Buyer, Buyer will purchase from Seller certain Mortgage Loans that have been either originated by Seller or purchased by Seller from other originators. This Agreement is not a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. All Purchased Mortgage Loans shall exceed or meet the Underwriting Guidelines, and shall be serviced by Servicer. The aggregate Purchase Price of Purchased Mortgage Loans subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price. Buyer shall only enter into Transactions in which the Purchase Price with respect thereto is at least FIVE MILLION DOLLARS ($5,000,000.00).

         b. Seller shall give Buyer and Custodian at least 1 Business Day's prior notice of any proposed Purchase Date (the date on which such notice is given, the "Notice Date"); provided, that if Seller is delivering 25 or fewer Mortgage Loans on a Purchase Date, the notice shall be delivered on or before 10:30 a.m. (New York City time) on the Purchase Date. On the Notice Date, Seller shall (i) request that Buyer enter into a Transaction by furnishing to Buyer a Transaction Request, (ii) deliver to Buyer and Custodian a Mortgage Loan Schedule and (iii) deliver to Custodian a Request for Certification and each Mortgage File. Following receipt of such request, Buyer may enter into such requested Transaction or may notify Seller of its intention not to enter into such Transaction.

         c. On each Purchase Date, Buyer shall forward to the Seller a confirmation (a "Confirmation") by electronic transmission setting forth with respect to each Transaction funded on such date, (1) the mortgage loan number,
(2) the Purchase Price for such Mortgage Loan, (3) the Market Value of the related Mortgage Loans as of the date of such Confirmation, (4) the outstanding principal amount of the related Mortgage Loans, (5) the Repurchase Date, (6) the Pricing Rate and (7) the type of such Mortgage Loans (i.e., Alt-A Mortgage Loan, Second Lien Mortgage Loan). Buyer shall forward to the Seller a revised Confirmation by electronic transmission notifying the Seller as to any changes made by Buyer in the Purchase Price Percentage or Pricing Rate pursuant to the terms thereof.

         d. In the event Seller disagrees with any terms of the Confirmation, the Seller shall notify Buyer in writing of such disagreement within one (1) Business Day after receipt of such Confirmation unless a corrected Confirmation is sent by Buyer. An objection sent by the Seller must state specifically that it is an objection, must specify provision(s) in the manner that the Seller believes they should be stated, and must be received by Buyer no more than one
(1) Business Day after the Confirmation was received by the Seller.

         e. Any Confirmation by Buyer shall be deemed to have been received by the Seller on the date actually received by the Seller.

         f. Except as set forth in Section 3(d) hereof, each Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and the Seller with respect to the Transaction to which the Confirmation relates, and the Seller's acceptance of the related proceeds shall constitute the Seller's agreement to the terms of such Confirmation. It is the intention of the parties that, with respect to each Exception Mortgage Loan, each Confirmation shall not be separate from this Agreement but shall be made a part of this Agreement. In the event of any conflict between this Agreement and a Confirmation, the terms of the Confirmation shall control with respect to the related Transaction.

         g. Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of Seller's interest in the Repurchase Assets shall pass to Buyer on the Purchase Date, against the transfer of the Purchase Price to Seller. Upon transfer of the Mortgage Loans to Buyer as set forth in this Section and until termination of any related Transactions as set forth in Sections 4 or 16 of this Agreement, ownership of each Mortgage Loan, including each document in the related Mortgage File and Records, is vested in Buyer; provided that, prior to the recordation by the Custodian as provided for in the Custodial Agreement record title in the name of Seller to each Mortgage shall be retained by Seller in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

         4. Repurchase

         a. Seller shall repurchase the related Purchased Mortgage Loans from Buyer on each related Repurchase Date. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan on each Price Differential Payment Date except as otherwise provided herein). Seller is obligated to repurchase and take physical possession of such Purchased Mortgage Loans from Buyer or its designee (including the Custodian) at Seller's expense on the related Repurchase Date.

         b. Provided that no Default shall have occurred and is continuing, and Buyer has received the related Repurchase Price upon repurchase of the Purchased Mortgage Loans, Buyer agrees to release its ownership interest hereunder in the Purchased Mortgage Loans (including, the Repurchase Assets related thereto) at the request of Seller. With respect to payments in full by the related Mortgagor of a Purchased Mortgage Loan, Seller agrees to (i) provide Buyer with a copy of a report from the related Servicer indicating that such Purchased Mortgage Loan has been paid in full, (ii) remit to Buyer, within two Business Days, the Repurchase Price with respect to such Purchased Mortgage Loans and (iii) provide Buyer a notice specifying each Purchased Mortgage Loan that has been prepaid in full. Buyer agrees to release its ownership interest in Purchased Mortgage Loans which have been prepaid in full after receipt of evidence of compliance with clauses (i) through (iii) of the immediately preceding sentence.

         5. Price Differential.

         a. On each Business Day that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed, the accrued and unpaid Price Differential shall be settled in cash on each related Price Differential Payment Date. Two Business Days prior to the Price Differential Payment Date, Buyer shall give Seller written or electronic notice of the amount of the Price Differential due on such Price Differential Payment Date. On the Price Differential Payment Date, Seller shall pay to Buyer the Price Differential for such Price Differential Payment Date (along with any other amounts to be paid pursuant to Sections 7 and 34 hereof), by wire transfer in immediately available funds.

         b. If Seller fails to pay all or part of the Price Differential by 3:00 p.m. (New York City time) on the related Price Differential Payment Date, with respect to any Purchased Mortgage Loan, Seller shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Post Default Rate until the Price Differential is received in full by Buyer.

         6. Margin Maintenance

         a. If at any time the Margin Base is less than the aggregate Purchase Price for all outstanding Transactions (such deficiency, a "Margin Deficit"), then Buyer may by notice to any Seller require Seller to transfer to Buyer cash in an amount at least equal to the Margin Deficit (such requirement, a "Margin Call") so that the Margin Base of the Purchased Mortgage Loans will thereupon equal or exceed the aggregate Purchase Price for all outstanding Transactions. Any cash transferred by the Seller to Buyer to satisfy a Margin Call shall be applied to reduce the Repurchase Price.

         b. Notice delivered pursuant to Section 6(a) hereof may be given by any written means. Any notice given before 10:00 a.m. New York time on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. New York time on such Business Day; notice given after 10:00 a.m. New York time on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. New York time on the following Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the "Margin Deadlines"). The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. The Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer's rights under this Agreement or otherwise existing by law or in any way create additional rights for the Seller.

         c. On any day on which the Margin Base exceeds the aggregate Purchase Price of all Transactions, so long as no Default or Event of Default has occurred and is continuing:

               (1) Seller may prepare a Request for Additional Transactions for Excess Margin in the form of Exhibit O attached hereto ("Request for Additional Transactions for Excess Margin"), specifying (i) the Margin Base with respect to such Mortgage Loans sold hereunder before giving effect to the requested Transaction, (ii) the aggregate outstanding Purchase Price of the Transactions prior to giving effect to the requested Transaction, and (iii) a certification that, upon the consummation of the additional Transactions, the Margin Base will be equal to or greater than the aggregate outstanding Purchase Price of all outstanding Transactions, and the excess of the Margin Base over the aggregate outstanding Purchase Price, after giving effect to the Transaction, shall be the "Excess Margin".

               (2) Seller shall transmit via electronic transmission the Request for Additional Transactions for Excess Margin to Buyer prior to 12:00 noon, New York City time, on the requested Purchase Date. Upon confirming that the Request for Additional Transactions for Excess Margin correctly reflects the information set forth in Section 6(c)(1) hereof and that, after giving effect to the requested Transaction, the amount of the Margin Base would be equal to or greater than the aggregate outstanding Purchase Price of all Transactions, Buyer shall remit the additional Purchase Price in the amount set forth in such

          Request for Additional Transactions for Excess Margin and send a revised Confirmation with respect to such Purchased Mortgage Loans. In the event that Buyer's assessment of the Margin Base would alter the information set forth in any Request for Additional Transactions for Excess Margin, Buyer shall promptly notify Seller in writing of such assessment.

               (3) Buyer shall not be obligated to remit the additional Purchase Price requested pursuant to a Request for Additional Transactions for Excess Margin which (i) Buyer reasonably determines is based on erroneous information or would result in a Transaction other than in accordance with the terms of this Agreement, or (ii) does not reflect Buyer's current determination of Market Value as provided in the definition thereof.

         7. Income Payments

         a. If Income is paid in respect of any Purchased Mortgage Loan during the term of a Transaction, such Income shall be the property of Buyer. Notwithstanding the foregoing, and provided no Event of Default has occurred and is continuing, (i) Buyer agrees that if a third-party Servicer is in place for any Purchased Mortgage Loans, such Servicer shall deposit such Income to the Collection Account and, (ii) if Seller is Servicer, Seller shall deposit all Income received in its capacity as Servicer of any Purchased Mortgage Loans to the Collection Account in accordance with Section 12(c) hereof.

         b. Provided no Event of Default has occurred and is continuing, on each Price Differential Payment Date, Seller shall remit to Buyer an amount equal to the Price Differential out of the interest portion of the Income paid in respect to the Purchased Mortgage Loans for the preceding month in accordance with
Section 5 of this Agreement. Upon termination of any Transaction, to the extent that there is any excess Income after repayment of all amounts to be transferred to Buyer by Seller, Buyer, in its sole option, may apply the excess income to reduce the Repurchase Price due upon termination of any other outstanding Transactions.

         c. In the event that an Event of Default has occurred and is continuing, notwithstanding any provision set forth herein, Seller shall remit to Buyer all Income received with respect to each Purchased Mortgage Loan on the related Price Differential Payment Date or on such other date or dates as Buyer notifies Seller in writing.

         d. Notwithstanding any provision to the contrary in this Section 7, within two (2) Business Days of receipt by Seller of any prepayment of principal in full with respect to a Purchased Mortgage Loan, Seller shall remit such amount to Buyer and Buyer shall immediately apply any such amount received by Buyer to reduce the amount of the Repurchase Price due upon termination of the related Transaction.

         e. Notwithstanding anything to the contrary set forth herein, upon notice by Buyer to Seller, Seller shall remit to Buyer all collections received by Servicer or Seller on the Purchased Mortgage Loans in accordance with Buyer's directions no later than the day on which aggregate collections of principal and interest (excluding principal prepayments) on the Purchased Mortgaged Loans reaches an amount to be indicated by Buyer in its sole discretion. Any such Income remitted to Buyer shall be applied by Buyer to the applicable Repurchase Price as follows: first, to any accrued and unpaid Price Differential, and second, to the remainder of the Repurchase Price.

         8. Security Interest

         Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Mortgage Loans, the Records, and all related servicing rights, the Program Agreements (to the extent such Program Agreements and Seller's right thereunder relate to the Purchased Mortgage Loans), any related Take-out Commitments, Property, all insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guarantee Agreements (if any), Income, the Collection Account, Interest Rate Protection Agreements, accounts (including any interest of Seller in escrow accounts) and any other contract rights, accounts, payments, rights to payment (including payments of interest or finance charges) general intangibles and other assets relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans, the servicing of the Purchased Mortgage Loans, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt and Certification, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the "Repurchase Assets"). Seller agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer's security interest created hereby. Furthermore, the Seller hereby authorizes the Buyer to file financing statements relating to the Repurchase Assets without the signature of the Seller, as the Buyer, at its option, may deem appropriate. The Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section.

         9. Payment and Transfer

         Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: Account for the account of Bank of New York, Account No. 021-000.018, GLA 11569 SER, Attn: Chin-Yong-Choe or such other account as Buyer shall specify to Seller in writing. Seller acknowledges that it has no rights of withdrawal from the foregoing account. All Purchased Mortgage Loans transferred by one party hereto to the other party shall be in the case of a purchase by Buyer in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Buyer may reasonably request. All Purchased Mortgage Loans shall be evidenced by a Trust Receipt and Certification. Any Repurchase Price received by Buyer after 2:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.

         10. Conditions Precedent

         a. Initial Transaction. As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by Seller, Guarantor and each other party thereto:

               (1) Program Agreements. The Program Agreements (including the Guaranty, and a Custodial Agreement in a form acceptable to Buyer) duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

               (2) Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer's interest in the Purchased Mortgage Loans and other Repurchase Assets have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements on Form UCC-1.

               (3) Organizational Documents. A certified copy of Seller's and Guarantor's charter, bylaws and corporate resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.

               (4) Good Standing Certificate. A certified copy of a good standing certificate of Seller, dated as of no earlier than the date 10 Business Days prior to the Purchase Date with respect to the initial Transaction hereunder.

               (5) Incumbency Certificate. An incumbency certificate of the corporate secretary of each of Seller and Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

               (6) Opinion of Counsel. An opinion of Seller's and Guarantor's counsel, in form and substance substantially as set forth in Exhibit F attached hereto.

               (7) Underwriting Guidelines. A true and correct copy of the Underwriting Guidelines that are effective as of the date hereof certified by an officer of Seller.

               (8) Fees. Payment of any fees due to Buyer hereunder, including, without limitation, reimbursement of all legal fees accrued by Buyer in connection with this Agreement on or prior to the date of this Agreement.

         b. All Transactions. The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

               (1) Due Diligence Review. Without limiting the generality of
          Section 35 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Mortgage Loans and Seller, Guarantor and the Servicer.

         (2) Required Documents.


               With respect to each Purchased Mortgage Loan, the Mortgage File has been delivered to the Custodian (i) with respect to any purchase of 25 or fewer Mortgage Loans on a single Purchase Date, on or prior to 3:00 p.m. (New York City time) on the Purchase Date, and (ii) with respect to any purchase of 26 or more Mortgage Loans on a single Purchase Date, at least 24 hours prior to the Purchase Date;

         (3) Transaction Documents. Buyer or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:

               (a) A Transaction Request delivered pursuant to Section 3(c) hereof.
               (b) The Request for Certification and the related Mortgage Loan Schedule and Exception Report (provided, that Buyer shall have no obligation to purchase any Mortgage Loan for which any exceptions are listed on the related Mortgage Loan Schedule and Exception Report), and the Trust Receipt.

               (c) Such certificates, opinions of counsel or other documents as Buyer may reasonably request.

               (4) No Default. No Default or Event of Default shall have occurred and be continuing;


         (5) Requirements of Law. Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on LIBOR.

         (6) Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

         (7) Electronic Tracking Agreement. To the extent Seller is selling Mortgage Loans which are registered on the MERS(R) System, an Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

         (8) Material Adverse Change. None of the following shall have occurred and/or be continuing:

               (a) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Mortgage Loans through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

               (b) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

               (c) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement.

                               11. Program; Costs

         a. Seller shall reimburse Buyer for any of Buyer's reasonable out-of-pocket costs, including due diligence review costs and reasonable attorney's fees, incurred by Buyer in determining the acceptability to Buyer of any Mortgage Loans. Seller shall also pay, or reimburse Buyer if Buyer shall pay, any termination fee, which may be due any servicer. Seller shall pay the fees and expenses of Buyer's counsel in connection with the Program Agreements. Legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Seller. Seller shall pay ongoing custodial and bank fees and expenses as set forth on Exhibit L hereto, and any other ongoing fees and expenses under any other Program Document.

         b. If Buyer determines that, due to the introduction of, any change in, or the compliance by Buyer with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions, then Seller agrees to pay to Buyer, from time to time, upon demand by Buyer (with a copy to Custodian) the actual cost of additional amounts as specified and documented in reasonable detail in writing by Buyer to compensate Buyer for such increased costs.

         c. With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on Seller's behalf, whether or not such person is listed on the certificate delivered pursuant to Section 10(a)(5) hereof. In each such case, Seller hereby waives the right to dispute Buyer's record of the terms of the Confirmation, request or other communication.

         d. Notwithstanding the assignment of the Program Agreements with respect to each Purchased Mortgage Loan to Buyer, Seller agrees and covenants with Buyer to enforce diligently Seller's rights and remedies set forth in the Program Agreements. e. Any payments made by Seller or Guarantor to Buyer shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if such payer shall be required by law to deduct or withhold any taxes from any sums payable to Buyer, then such payer shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to Buyer the sum that would have been payable had such deduction or withholding not been made, and (C) at the time Price Differential is paid, pay to Buyer all additional amounts as specified by Buyer to preserve the after-tax yield Buyer would have received if such tax had not been imposed.

         12. Servicing

         a. Seller, on Buyer's behalf, shall contract with Servicer to, or if Seller is the Servicer, Seller shall, service the Mortgage Loans consistent with the degree of skill and care that Seller customarily requires with respect to similar Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices. The Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder. Buyer may terminate the servicing of any Mortgage Loan with the then-existing servicer in accordance with Section 12(e) hereof.

         b. Seller shall cause the Servicer to hold or cause to be held all escrow funds collected by Servicer with respect to any Purchased Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected.


         c. Seller shall cause the Servicer to deposit all collections received by Servicer on the Purchased Mortgage Loans in the Collection Account no later than the 5th Business Day following receipt; provided, however, that any amounts required to be remitted to Buyer shall be deposited in the Collection Account on or prior to the day on which such remittance is to occur.

         d. Upon Buyer's request, Seller shall provide promptly to Buyer (i) a Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Mortgage Loans, advising such Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by the Servicer of Buyer's interest in such Purchased Mortgage Loans and the Servicer's agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Purchased Mortgage Loans and any related Income with respect thereto.

         e. Upon the occurrence of an Event of Default hereunder or a material default under the Servicing Agreement, Buyer shall have the right to immediately terminate the Servicer's right to service the Purchased Mortgage Loans under the Servicing Agreement without payment of any penalty or termination fee. Seller and the Servicer shall cooperate in transferring the servicing of the Purchased Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.

         f. If Seller should discover that, for any reason whatsoever, Seller or any entity responsible to Seller for managing or servicing any such Purchased Mortgage Loan has failed to perform fully Seller's obligations under the Program Agreements or any of the obligations of such entities with respect to the Purchased Mortgage Loans, Seller shall promptly notify Buyer.

         13. Representations and Warranties

         a. Each of Seller and Guarantor represents and warrants to Buyer as of the date hereof and as of each Purchase Date for any Transaction that:

         (1) Seller and Guarantor Existence. Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey. Guarantor has been duly organized and is validly existing as a federally chartered, FDIC insured thrift in good standing under the laws of the United States.

         (2) Licenses. Each of Seller and Guarantor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state's applicable laws, rules and regulations. Each of Seller and Guarantor has the requisite power and authority and legal right to originate and purchase Mortgage Loans (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Mortgage Loans, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each Program Agreement and any Transaction Request or, if applicable, Confirmation. Seller is an FHA Approved Mortgagee and VA Approved Lender.

         (3) Power. Each of Seller and Guarantor has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

         (4) Due Authorization. Each of Seller and Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. This Agreement, any Transaction Request,

Confirmation and the Program Agreements have been (or, in the case of Program Agreements and any Transaction Request, Confirmation not yet executed, will be) duly authorized, executed and delivered by Seller and Guarantor, all requisite corporate action having been taken, and each is valid, binding and enforceable against Seller or the Guarantor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

         (5) Financial Statements. Guarantor has heretofore furnished to Buyer a copy of (a) its consolidated and consolidating balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year of the Guarantor ended December 31, 2000 and the related consolidated and consolidating statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of Arthur Andersen LLP and (b) its consolidated and consolidating balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal periods of the Guarantor ended March 31, 2001, June 30, 2001 and September 30, 2001 and the related consolidated and consolidating statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such quarterly fiscal periods, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Guarantor and its Subsidiaries and the consolidated and consolidating results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since September 30, 2001, there has been no material adverse change in the consolidated business, operations, financial condition, properties or prospects of the Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is the Guarantor aware of any state of facts which (without notice or the lapse of time) would or could result in any such material adverse change. The Guarantor has, on the date of the statements delivered pursuant to this Section (the "Statement Date") no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheets and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Guarantor except as heretofore disclosed to Buyer in writing.

         (6) Event of Default. There exists no Event of Default under Section 15(b) hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 15(b) hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

         (7) Solvency. Each of Seller and Guarantor is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. Neither Seller nor Guarantor intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. Seller is not transferring any Purchased Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

         (8) No Conflicts. The execution, delivery and performance by each of Seller and Guarantor of this Agreement, any Transaction Request or Confirmation hereunder and the Program Agreements do not conflict with any term or provision of the certificate of incorporation or by-laws of Seller or Guarantor or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller or Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller or Guarantor, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement or repurchase agreement.

         (9) True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Seller, Guarantor, any Affiliate thereof or any of their officers furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of Seller, Guarantor, or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Program Agreements are true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

         (10) Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Seller or Guarantor of this Agreement, any Transaction Request, Confirmation and the Program Agreements.

         (11) Litigation. Except as disclosed on Schedule 13(a)(11) hereto, there is no action, proceeding or investigation pending with respect to which either Seller or Guarantor has received service of process or, to the best of Seller's or Guarantor's knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction, Transaction Request, Confirmation or any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Request, Confirmation or any Program Agreement, (C) makes a claim individually in an amount greater than $10 million or in an aggregate amount greater than $20 million (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Request, Confirmation or any Program Agreement.

         (12) Ownership. Upon payment of the Purchase Price and the filing of the financing statement and delivery of the Mortgage Files to the Custodian and the Custodian's receipt of the related Request for Certification, Buyer shall become the sole owner of the Purchased Mortgage Loans and related Repurchase Assets, free and clear of all liens and encumbrances.

         (13) Underwriting Guidelines. The Underwriting Guidelines provided to Buyer are the true and correct Underwriting Guidelines of Seller.

         (14) Taxes. Seller, Guarantor and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller, Guarantor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller or Guarantor, as applicable, adequate.

         (15) Investment Company. Neither Seller, Guarantor nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (16) Chief Executive Office; Jurisdiction of Organization. During the four months immediately preceding July 1, 2001 and on the Effective Date, Seller's chief executive office, is, and has been, located at 1250 Route 28, Branchburg, New Jersey 08876. On the Effective Date, Seller's jurisdiction of organization is New Jersey. Seller shall provide Buyer with thirty days advance notice of any change in Seller's principal office or place of business or jurisdiction. Except as disclosed on Schedule 13(a)(16), Seller has no trade name. During the preceding five years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

         (17) Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Mortgage Loans and the related Repurchase Assets is its chief executive office.

         (18) Adjusted Tangible Net Worth. On the Effective Date, the Guarantor's Adjusted Tangible Net Worth is greater than $425 million.

         (19) ERISA. Each Plan to which Seller or its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

         (20) Adverse Selection. Seller has not intentionally selected the Purchased Mortgage Loans in a manner so as to adversely affect Buyer's interests.

         (21) Agreements. Neither Seller nor any Subsidiary of Seller is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 13(a)(5) hereof. Neither Seller nor any Subsidiary of Seller is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of Seller as a whole. No holder of any indebtedness of Seller or of any of its Subsidiaries has given notice of any asserted default thereunder. (22) Other Indebtedness. All Indebtedness (other than Indebtedness evidenced by this Agreement) of Seller existing on the date hereof is listed on Exhibit K hereto (the "Existing Indebtedness").

         (23) Agency Approvals. To the extent necessary, Seller, and Guarantor is an FHA Approved Mortgagee and a VA Approved Lender. Seller and Guarantor is also approved by Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. In each such case, Seller and Guarantor are in good standing, with no event having occurred or Seller or Guarantor having any reason whatsoever to believe or suspect will occur prior to the consummation of the Take-out Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA. Should Seller or Guarantor for any reason cease to possess all such applicable approvals, or should notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA be required, Seller or Guarantor shall so notify Buyer immediately in writing. Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

         (24) Insured Depository Institution Representations. Guarantor is an Insured Depository Institution and accordingly, Guarantor makes the following additional representations and warranties:

          (a) The Program Agreements do not violate any statutory or regulatory requirements applicable to Guarantor;

          (b) The Program Agreements have been (i) executed contemporaneously with the definitive agreement reached by Buyer and Guarantor, (ii) Guarantor's board of directors has authorized Guarantor's officers to negotiate and enter into the Agreement, which authorization shall be reflected in the minutes of said board, and (iii) entered into the official records of Guarantor, a copy of which approvals, certified by a vice president or higher officer of Guarantor, has been provided to Buyer;

          (c) The aggregate amount of the Purchase Price of the Transactions, after giving effect to any Transactions being made on the date hereof, between Buyer and Seller does not exceed any restrictions or limitations imposed by the board of directors of Guarantor;

          (d) (1) As of the Effective Date and as of the end of each month, Guarantor is Well Capitalized; and (2) As of any other date of determination, to the best of Guarantor's knowledge, Guarantor is Well Capitalized.

         (25) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement.

         (26) Ability to Perform. Neither Seller nor the Guarantor believes nor has any reason or cause to believe, that it cannot perform each and every covenant contained in the Program Agreements applicable to it to which it is a party.

         (27) Upon the filing of financing statements on Form UCC-1 naming Buyer as "Secured Party", the Seller as "Debtor" and describing the Repurchase Assets, in the jurisdictions and recording offices listed on Exhibit N attached hereto, the security interests granted hereunder in the Repurchase Assets will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Seller in, to and under such Repurchase Assets, which can be perfected by filing under the Uniform Commercial Code.

         (28) ERISA. Each Plan to which Seller or any of its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which Seller would be under an obligation to furnish a report to Buyer under Section 16(a)(7)(a) hereof.

         b. With respect to every Purchased Mortgage Loan, each of Seller and Guarantor represents and warrants to Buyer as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Schedule 1 is true and correct.

         c. The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Mortgage Loans to Buyer and shall continue for so long as the Purchased Mortgage Loans are subject to this Agreement. Upon discovery by Seller, Servicer or Buyer of any breach of any of the representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others. Buyer has the right to require, in its unreviewable discretion, Seller to repurchase within 1 Business Day after receipt of notice from Buyer any Purchased Mortgage Loan (i) for which a breach of one or more of the representations and warranties referenced in Section 13(b) exists and which breach has a material adverse effect on the value of such Mortgage Loan or the interests of Buyer or (ii) which is determined by Buyer, in its good faith discretion, to be unacceptable for inclusion in a securitization.

         14. Covenants

         Each of Seller and Guarantor covenants with Buyer that, during the term of this facility:

         a. Adjusted Tangible Net Worth. For each quarter commencing after September 30, 2001, Guarantor shall maintain an Adjusted Tangible Net Worth of greater than $425 million.

         b. Litigation. Except with respect to any class action litigation, with respect to which the Seller shall update the Buyer monthly as to any material changes in the status or proceedings in connection therewith, the Seller will promptly, and in any event within ten (10) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of their Properties of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than $2 million or in an aggregate amount greater than $5 million, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

         c. Prohibition of Fundamental Changes. Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Seller may merge or consolidate with (a) any wholly owned subsidiary of Seller, or (b) any other Person if Seller is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.


         d. Servicer; Asset Tape. Upon the occurrence of any of the following
(a) the occurrence and continuation of an Event of Default, (b) the fifth Business Day of each month, or (c) upon the request of Buyer, Seller shall cause Servicer to provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, an Asset Tape by no later than the Reporting Date. Seller shall not cause the Mortgage Loans to be serviced by any servicer other than Seller or a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller with the execution of this Agreement; provided, however, that Buyer shall have the right, in the Event of Default, to cause Seller to transfer servicing to such other servicer selected by Buyer in its sole discretion.

         e. Insurance. Seller, Guarantor or their Affiliates, will continue to maintain, for Seller and its Subsidiaries, insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and

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

destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Fannie Mae and Freddie Mac.

         f. No Adverse Claims. Seller warrants and will defend, and shall cause any Servicer to defend, the right, title and interest of Buyer in and to all Purchased Mortgage Loans and the related Repurchase Assets against all adverse claims and demands.

         g. Assignment. Except as permitted herein, neither Seller nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Mortgage Loans or any interest therein, provided that this Section shall not prevent any transfer of Purchased Mortgage Loans in accordance with the Program Agreements. h. Security Interest. Seller shall use its best efforts to preserve the Purchased Mortgage Loans and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Mortgage Loans or the related Repurchase Assets to comply with all applicable rules, regulations and other laws. Seller will not allow any default for which Seller is responsible to occur under any Purchased Mortgage Loans or the related Repurchase Assets or any Program Agreement and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Mortgage Loans or the related Repurchase Assets and any Program Agreement.

         i. Records.

         (1) Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Mortgage Loans in accordance with industry custom and practice for assets similar to the Purchased Mortgage Loans, and all such Records shall be in Custodian's possession unless Buyer otherwise approves. Seller will use its best efforts to prevent any such papers, records or files that are an original or an only copy to leave Custodian's possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file. Seller will, and use its best efforts to cause the Servicer of the Purchased Mortgage Loans to maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Mortgage Loans and preserve them against loss.

         (2) For so long as Buyer has an interest in or lien on any Purchased Mortgage Loan, Seller will hold or cause to be held all related Records in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

         (3) Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

         j. Books. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Mortgage Loans to Buyer.

         k. Approvals. Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business strictly in accordance with applicable law.

         l. Material Change in Business. Neither Seller nor Guarantor shall make any material change in the nature of its business as carried on at the date hereof.

         m. Underwriting Guidelines. Seller shall provide Buyer with 10 Business Days' prior written notice of any amendment or other modification of the Underwriting Guidelines. Without limiting the foregoing, in the event that Seller makes any amendment or modification to the Underwriting Guidelines, Seller shall promptly deliver to Buyer a complete copy of the amended or modified Underwriting Guidelines.

         n. Distributions. If an Event of Default arising from the failure to make a payment required hereunder, including, without limitation, the failure to satisfy a Margin Call hereunder, has occurred and is occurring, Seller shall not pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.

         o. Applicable Law. Seller and Guarantor shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

         p. Existence. Seller and the Guarantor shall preserve and maintain their legal existence and all of their material rights, privileges, licenses and franchises.

         q. Chief Executive Office; Jurisdiction of Organization. Seller shall not move its chief executive office from the address referred to in Section 13(a)(17) hereof or change its jurisdiction of organization from the jurisdiction referred to in Section 13(a)(17) hereof unless it shall have provided Buyer 30 days' prior written notice of such change.

         r. Taxes. Seller shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

s. Transactions with Affiliates. Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise not prohibited under the Program Agreements,
(b) in the ordinary course of Seller's business and (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate.

         t. Hedging. Seller shall maintain Interest Rate Protection Agreements with respect to the Alt A Mortgage Loans, Jumbo Mortgage Loans and Conforming Mortgage Loans, having terms with respect to protection against fluctuations in interest rates acceptable to Buyer in its sole discretion.

         u. True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller, Guarantor, any Affiliate thereof or any of their officers furnished to Buyer hereunder and during Buyer's diligence of Seller and Guarantor are and will be true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

         v. Agency Approvals; Servicing. Seller shall maintain its status with Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, in each case in good standing. Seller shall service all Purchased Mortgage Loans which are Committed Mortgage Loans in accordance with the applicable agency guide. Should Seller, for any reason, cease to possess all such applicable Agency Approvals, or should notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA be required, such Seller shall so notify Buyer immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of their applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

         w. Take-out Payments. With respect to each Committed Mortgage Loan, Seller shall arrange that all payments under the related Take-out Commitment shall be paid directly to Buyer at the account set forth in Section 9 hereof, or to an account approved by Buyer in writing prior to such payment; provided that, any funds received by Buyer with respect to a Take-out Commitment shall be applied to the outstanding Repurchase Price of such Purchased Mortgage Loan. With respect to any Agency Take-out Commitment, if applicable, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Buyer's wire instructions or Buyer has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, is identical to the Payee Number that has been identified by Buyer in writing as Buyer's Payee Number or Buyer has previously approved the related Payee Number in writing in its sole discretion; with respect to any Take-out Commitment with an Agency, the applicable agency documents list Buyer as sole subscriber, unless otherwise agreed to in writing by Buyer, in Buyer's sole discretion.

         x. No Pledge. Seller shall not pledge, transfer or convey any security interest in the Collection Account to any Person without the express written consent of Buyer.

         y. Sub-Limits. The Seller shall not sell to Buyer any Mortgage Loans if, after giving effect to such Transaction, the aggregate principal balance of all Purchased Mortgage Loans are in excess of any sub-limit specified in the definition of Market Value.

         z. Inconsistent Agreements. The Seller will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into any agreement containing any provision which would be violated or breached by any Transaction hereunder or by the performance by such Seller of its obligations under any Program Agreement.

         aa. Escrow Imbalance. The Seller will, no later than five (5) Business Days after learning (from any source) of any material imbalance in any escrow account, fully and completely correct and eliminate such imbalance including, without limitation, depositing its own funds into such account to eliminate any overdrawal or deficit.

         bb. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

         15. Events of Default

         Each of the following shall constitute an "Event of Default" hereunder:

         a. Payment Failure. Failure of Seller to (i) make any payment of Price Differential or Repurchase Price or any other sum which has become due, on a Price Differential Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing indebtedness of Seller to Buyer or to any affiliate of Buyer, or (ii) cure any Margin Deficit when due pursuant to Section 6 hereof.

         b. Cross Default. (i) Seller or any of Seller's Affiliates shall be in default under (i) any Indebtedness of Seller or of such Affiliate which default
(1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract to which Seller or such Affiliate is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

         c. Assignment. Assignment or attempted assignment by Seller or Guarantor of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Mortgage Loans to any person other than Buyer.

         d. Enforceability. The Custodial Agreement, the Guaranty or any other Program Agreement shall for whatever reason be terminated or cease to be in full force (except following satisfaction of al of Seller's Obligations hereunder) and effect, or the enforceability thereof shall be contested by either the Seller or the Guarantor.

         e. Insolvency. An Act of Insolvency shall have occurred with respect to Seller, Guarantor or any Affiliate.

         f. Material Adverse Change. Any material adverse change in the Property, business, financial condition or operations of Seller or Guarantor or any of its Affiliates shall occur, in each case as determined by Buyer in its sole good faith discretion, or any other condition shall exist which, in Buyer's sole good faith discretion, constitutes a material impairment of Seller's ability to perform its obligations under this Agreement or any other Program Agreement.

         g. Breach of Financial Representation or Covenant or Obligation. A breach by Seller of any of the representations, warranties or covenants or obligations set forth in Sections 13(a)(1), 13(a)(7), 13(a)(18), 13(a)(22),
13(a)(27), 14a, 14b, 14c, 14n, 14p, 14q, 14v and 14x of this Agreement.

         h. Breach of Non-Financial Representation or Covenant. A breach by Seller or Guarantor of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 15(g) above) is not cured within five (5) Business Days (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Market Value and the obligation to repurchase such Mortgage Loan) unless (i) Seller shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis, or (iii) Buyer, in its sole discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects
(A) the condition (financial or otherwise) of Seller, its Subsidiaries or Affiliates; or (B) Buyer's determination to enter into this Agreement or Transactions with Seller, then such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder.

         i. Guarantor Breach. A breach by Guarantor of any material representation, warranty or covenant set forth in the Guaranty or any other Program Agreement, any "event of default" by Guarantor under the Guaranty, any repudiation of the Guaranty by the Guarantor, or if the Guaranty is not enforceable against the Guarantor.

         j. Regulatory Action. Guarantor shall become the subject of a cease and desist order of the Appropriate Federal Banking Agency or enter into a memorandum of understanding or consent agreement with the Appropriate Federal

Banking Agency, any of which, would have, or is purportedly the result of any condition which would be reasonably likely to have, a Material Adverse Effect.

         k. Change of Control. The occurrence of a Change in Control.


         l. Failure to Transfer. Seller fails to transfer the Purchased Mortgage Loans to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price).

         m. Judgment. A final judgment or judgments for the payment of money in excess of $10 million in the aggregate shall be rendered against the Seller or the Guarantor by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof.

n. Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, Guarantor or any Affiliate, or shall have taken any action to displace the management of Seller, Guarantor or any Affiliate or to curtail its authority in the conduct of the business of Seller, Guarantor or any Affiliate, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller, Guarantor or Affiliate as an issuer, buyer or a seller/servicer of Loans or securities backed thereby, and such action provided for in this subparagraph

         (m) shall not have been discontinued or stayed within 30 days.

         o. Inability to Perform. An officer of Seller or Guarantor shall admit its inability to, or its intention not to, perform any of Seller's Obligations or Guarantor's obligations hereunder.

         p. Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Mortgage Loans purported to be covered hereby.

         q. Financial Statements. Seller's or Guarantor's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or Guarantor as a "going concern" or a reference of similar import.

         r. FDIC Proceeding. The occurrence of any proceeding seeking to revoke, terminate or suspend the insurance by the Federal Deposit Insurance Corporation of the Guarantor's deposit accounts is instituted by any regulatory official or authority with jurisdiction.

         s. Well Capitalized. Guarantor ceases to be Well Capitalized.

         An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

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


         16. Remedies Upon Default

         In the event that an Event of Default shall have occurred:

         a. Buyer may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Buyer shall (except upon the occurrence of an Act of Insolvency) give notice to Seller and Guarantor of the exercise of such option as promptly as practicable.

         b. If Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) Seller's obligations in such Transactions to repurchase all Purchased Mortgage Loans, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph
(a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied, in Buyer's sole discretion, to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by Seller hereunder, and (iii) Seller shall immediately deliver to Buyer the Mortgage Files relating to any Purchased Mortgage Loans subject to such Transactions then in Seller's possession or control.

         c. Buyer also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Seller relating to the Purchased Mortgage Loans and all documents relating to the Purchased Mortgage Loans (including, without limitation, any legal, credit or servicing files with respect to the Purchased Mortgage Loans) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller. To obtain physical possession of any Purchased Mortgage Loans held by Custodian, Buyer shall present to Custodian a Trust Receipt and Certification. Buyer shall be entitled to specific performance of all agreements of Seller contained in this Agreement.

         d. Buyer shall have the right to direct all servicers then servicing any Purchased Mortgage Loans to remit all collections thereon to Buyer, and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Buyer. Buyer shall also have the right to terminate any one or all of the servicers then servicing any Purchased Mortgage Loans with or without cause. In addition, Buyer shall have the right to immediately sell the Purchased Mortgage Loans. Such disposition of Purchased Mortgage Loans may be, at Buyer's option, on either a servicing-released or a servicing-retained basis. Buyer shall be entitled to place the Purchased Mortgage Loans in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Buyer shall also be entitled to sell any or all of such Mortgage Loans individually for the prevailing price.

         e. Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in
Section 12, if Seller fails or refuses to perform its obligations as set forth therein. f. Upon the happening of one or more Events of Default, Buyer shall apply any proceeds from the liquidation of the Purchased Mortgage Loans to the Repurchase Prices hereunder and all other Obligations in the manner Buyer deems appropriate in its sole discretion.

         g. Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages, in an amount equal to the non-utilization fee which would have otherwise accrued from and after such Event of Default for the remaining term of this Agreement notwithstanding the occurrence of such Event of Default, calculated in accordance with Annex II hereof, and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

         h. To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer's rights hereunder. Interest on any sum payable by Seller under this Section 16(g) shall be at a rate equal to the Post-Default Rate.

         i. Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

         j. Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

         k. Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Mortgage Loans, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

         l. Buyer shall have the right to perform reasonable due diligence with respect to Seller and the Mortgage Loans, which review shall be at the expense of Seller.

         17. Reports

         a. Notices. Seller or Guarantor shall furnish to Buyer (x) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller hereunder which is given to Seller's lenders, (y) immediately, notice of the occurrence of any Event of Default hereunder or default or breach by Seller or Guarantor, or, to the extent known by Seller, Servicer of any obligation under any Program Agreement or any material contract or agreement of Seller or Servicer or Guarantor or the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party and (z) the following:

          (1) as soon as available and in any event within forty-five (45) calendar days after the end of each calendar quarter, the unaudited consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Guarantor and Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Guarantor and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

          (2) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor, the consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Buyer in its sole discretion, shall have no "going concern" qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

          (3) such other prepared statements that Buyer may reasonably request;

          (4) if applicable, copies of any 10-Ks, 10-Qs, registration statements and other "corporate finance" SEC filings (other than 8-Ks) by Seller, within 5 Business Days of their filing with the SEC; provided, that, Seller, or any Affiliate will provide Buyer with a copy of the annual 10-K filed with the SEC by Seller or its affiliates, no later than 90 days after the end of the year;

         (5) promptly after filing its regulatory call report (or equivalent report) with the Appropriate Federal Banking Agency or with any applicable state bank regulatory agency, a copy of such report including an analysis of the Guarantor's capital ratios demonstrating that the Guarantor is Well Capitalized;

         (6) from time to time such other information regarding the financial condition, operations, or business of the Guarantor and Seller as Buyer may reasonably request;

         (7) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of the Guarantor and Seller has knowledge of the occurrence of any Event of Termination, stating the particulars of such Event of Termination in reasonable detail;

         (8) as soon as reasonably possible, notice of any of the following events:

          (a) change in the insurance coverage required of Seller, Servicer or any other Person pursuant to any Program Agreement, with a copy of evidence of same attached;

          (b) any material dispute, litigation, investigation, proceeding or suspension between Seller or, to the extent known by Seller, Servicer, on the one hand, and any Governmental Authority or any Person;

          (c) any material change in accounting policies or financial reporting practices of Seller;

          (d) with respect to any Purchased Mortgage Loan, immediately upon receipt of notice or knowledge thereof, that the underlying Secured Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of such Mortgaged Loan;

          (e) any material issues raised upon examination of Seller or Seller's facilities by any Governmental Authority;

          (f) promptly upon receipt of notice or knowledge of (i) any default related to any Repurchase Asset, (ii) any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Mortgage Loans; and

          (g) any other event, circumstance or condition that has resulted, or has a reasonable likelihood of resulting, in a Material Adverse Effect with respect to Seller.

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


          b. Officer's Certificates. Seller will furnish to Buyer, at the time the Seller furnishes each set of financial statements pursuant to Section 17(a)(1) or (2) above, a certificate of a Responsible Officer of Seller in the form of Exhibit D hereto.

          c. Mortgage Loan Reports. Seller will furnish to Buyer monthly electronic Mortgage Loan performance data, including, without limitation, delinquency reports (i.e., delinquency, foreclosure and net charge-off reports).

          d. Asset Tape. Seller shall provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, an Asset Tape by no later than the Reporting Date.

          e. Series 300 Mortgage Loans. Seller shall furnish to Buyer by no later than the Reporting Date monthly reports as to the status of any Series 300 Mortgage Loans, including, without limitation, copies of any volume reports, quality control reports and an update as to any material change in the litigation with respect to Universal Home.

          f. Additional Reports. Seller shall deliver to Buyer copies of the "financial and statistical data" from its monthly Board of Directors package of the Seller and any updates to the Reynolds Group operational report prepared with respect to the Seller.

          g. Other. Seller shall deliver to Buyer any other reports or information reasonably requested by Buyer or as otherwise required pursuant to this Agreement.

         18. Repurchase Transactions

         Buyer may, in its sole election, engage in repurchase transactions with the Purchased Mortgage Loans or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Mortgage Loans with a counterparty of Buyer's choice. Unless an Event of Default shall have occurred, no such transaction shall relieve Buyer of its obligations to transfer Purchased Mortgage Loans to Seller pursuant to Section 4 or 6 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 7 hereof. In the event Buyer engages in a repurchase transaction with any of the Purchased Mortgage Loans or otherwise pledges or hypothecates any of the Purchased Mortgage Loans, Buyer shall have the right to assign to Buyer's counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Mortgage Loans that are subject to such repurchase transaction.

         19. Single Agreement

         Buyer and Seller acknowledge that, and have entered hereunto, and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

         20. Notices and Other Communications

         Any and all notices (with the exception of Transaction Requests or Confirmations, which shall be delivered via facsimile only), statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

                   If to Seller:

                               SIB Mortgage Corp.
                               1250 Route 28
                               Branchburg, NJ  08876
                               Attention:  Richard Payne
                               Phone Number:
                               Fax Number:

                   with a copy to:

                               Elias, Matz, Tiernan & Herrick, L.L.P.
                               12th Floor
                               734 15th Street, N.W.
                               Washington, DC 20005
                               Attention:  Hugh Wilkinson
                               Phone Number: (202) 347-0300
                               Fax Number:  (202) 347-2172

                   If to the Guarantor:

                               SI Bank & Trust
                               15 Beach Street
                               Staten Island,  NY 10304
                               Attention:
                               Phone Number:
                               Fax Number:

                   If to Buyer:

                   For Transaction Requests:

                               9 West 57th Street
                               New York, NY 10019
                               Attention:  Raymond Sullivan
                               Phone No.: (212) 891-5815
                               Fax No.:  (212) 891-3350

                   For all other Notices:

                               9 West 57th Street
                               New York, NY 10019
                               Attention:  Raymond Sullivan
                               Phone No.: (212) 891-5815
                               Fax No.:  (212) 891-3350

                   with a copy to:

                               9 West 57th Street
                               New York, NY 10019
                               Attention:  Al Zakes, Esq., General Counsel
                               Telecopier No.:  (212) 891-1922
                               Phone No.:  (212 891-6137
                               Email:  albert.zakes@cdcixis-cnma.com


         21. Entire Agreement; Severability

         This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

         22. Non-assignability

         The Program Agreements are not assignable by Seller or Guarantor. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Program Agreements; provided, however that Buyer shall maintain, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyer and assignee ("Assignment and Acceptance"), specifying the percentage or portion of such rights and obligations assigned. Such Assignment and Acceptance shall specifically provide that (i) the assignee shall become a party to this Agreement and each of the Program Agreements to the extent of the percentage or portion set forth in such Assignment and Acceptance, (ii) the assignee shall succeed to the applicable rights and obligations of Buyer hereunder and (iii) the assignee shall agree to perform all of its obligations under this Agreement and the Program Agreements as set forth therein. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it to either (i) an Affiliate of Buyer which assumes the obligations of Buyer or (ii) to another Person approved by Seller (such approval not to be unreasonably withheld) which assumes the obligations of Buyer, be released from its obligations hereunder and under the Program Agreements. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.

         23. Set-off

         In addition to any rights and remedies of Buyer provided by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any branch or agency thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

         24. Binding Effect; Governing Law; Jurisdiction

         a. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         b. SELLER AND GUARANTOR HEREBY WAIVE TRIAL BY JURY. SELLER AND GUARANTOR HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. SELLER AND GUARANTOR HEREBY SUBMIT TO, AND WAIVE ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES

ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

         25. No Waivers, Etc.

         No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6(a), 16(a) or otherwise, will not constitute a waiver of any right to do so at a later date.

         26. Intent

         a. The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Purchased Mortgage Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in
Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

         b. It is understood that either party's right to liquidate Purchased Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

         c. The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). d. It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

         27. Disclosure Relating to Certain Federal Protections

         The parties acknowledge that they have been advised that:

         a. in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;

         b. in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

         c. in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

         28. Power of Attorney

         Seller hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Mortgage Loans without Seller's signature thereon as Buyer, at its option, may deem appropriate. Seller hereby appoints Buyer as Seller's agent and attorney-in-fact to execute any such financing statement or statements in Seller's name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Mortgage Loans, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of Seller as its agent and attorney-in-fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer's consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28.

         29. Buyer May Act Through Affiliates

         Buyer may, from time to time, designate one or more affiliates for the purpose of performing any action hereunder.

         30. Indemnification; Obligations

a. Each of Seller and Guarantor agrees to hold Buyer and each of its respective Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request, Confirmation, any Program Agreement or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party's gross negligence or willful misconduct. Each of Seller and Guarantor also agrees to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request, Confirmation and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel. Seller's and Guarantor's agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Each of Seller and Guarantor hereby acknowledges that its obligations hereunder are recourse obligations of Seller and the Guarantor and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Mortgage Loans. Each of Seller and the Guarantor also agrees not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES. b. Without limitation to the provisions of Section 4, if any payment of the Repurchase Price of any Transaction is made by Seller other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 16 or for any other reason, Seller shall, upon demand by Buyer, pay to Buyer an amount sufficient to compensate Buyer for any losses, costs or expenses that it may reasonably incur as of a result of such payment.
c. Without limiting the provisions of Section 30(a) hereof, if Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole discretion.

         31. Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

         32. Confidentiality

         This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Buyer and Agent and shall be held by Seller and Guarantor in strict confidence and shall not be disclosed to any third party without the written consent of Buyer except for (i) disclosure to Seller's or Guarantor's direct and indirect affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body.

         33. Recording of Communications

         Buyer and Seller and Guarantor shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Buyer and Seller and Guarantor consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties' agreement.

         34. Non-Utilization Fee

         No later than the 5th day following the end of each calendar month, the Seller shall pay in immediately available funds to Buyer a non-refundable monthly fee for the preceding month, calculated in accordance with the formula set forth in the schedule attached hereto as Annex I. Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.

         35. Periodic Due Diligence Review

         Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, including, without limitation a review of any title insurance policy related to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than one (1) Business Day's) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller and/or the Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering Broker's price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. From and after the occurrence of a Default, Seller agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer's activities pursuant to this Section 35 ("Due Diligence Costs").

                            [Signature Page Follows]

CDC MORTGAGE CAPITAL, INC.



By: /s/ Adil Nathani
    ------------------------------------------------

Title: Managing Director
       ---------------------------------------------

Date:
       ---------------------------------------------



By: /s/ William Branagh
   -------------------------------------------------

Title: Director
      ----------------------------------------------

Date:
       ---------------------------------------------



SIB MORTGAGE CORP.
as Seller



By: /s/ Richard W. Payne
   -------------------------------------------------

Title: President and Chief Executive Officer
       ---------------------------------------------

Date:
       ---------------------------------------------


SI BANK & TRUST
as Guarantor



By: /s/ James R. Coyle
   -------------------------------------------------

Title: President and Chief Operating Officer
       ---------------------------------------------

Date:
       ---------------------------------------------